Exhibit 99.1
PRESS RELEASE

1A Burton Hills Blvd, Suite 240 Nashville, TN 37215 Holley.com
HOLLEY REPORTS FIRST QUARTER 2026 RESULTS
GROWTH IN THREE OF FOUR DIVISIONS & IMPROVEMENTS IN MULTIPLE KEY FINANCIAL METRICS
FIRST QUARTER NET INCOME OF $7.3 MILLION, UP $4.4 MILLION YEAR-OVER-YEAR
FIRST QUARTER ADJUSTED EBITDA MARGIN EXPANSION TO 18.5%, UP 71 BPS YEAR-OVER-YEAR

Disciplined Cost Control Supports Resilient First Quarter Profitability
Portfolio Optimization Initiative Expected to Improve Margin by Exiting Non-Value Added Businesses

Nashville, TN. – May 6, 2026 – Holley Performance Brands (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its first quarter ended March 29, 2026.
First Quarter Highlights vs. Prior Year Period
•Net Sales was $147.3 million compared to $153.0 million last year
•Net Income was $7.3 million, or $0.06 per diluted share, compared to $2.8 million, or $0.02 per diluted share, last year
•Net Cash Used in Operating Activities was $2.9 million compared to $7.8 million last year
•Adjusted Net Income1 was $5.7 million compared to $2.6 million last year
•Adjusted EBITDA1 was $27.3 million compared to $27.3 million last year
•Adjusted EBITDA margin1 was 18.5% compared to 17.8% last year
•Free Cash Flow1 was $(6.3) million compared to $(10.8) million last year
1See “Use and Reconciliation of Non-GAAP Financial Measures” below.
“We delivered first quarter net sales of $147.3 million and Adjusted EBITDA of $27.3 million, reflecting resilient profitability and disciplined execution,” said Matthew Stevenson, President and Chief Executive Officer of Holley.
“As noted on our prior earnings call, the first quarter began with several temporary headwinds. Distributor inventory levels were elevated entering the period, and while normalization was expected through improved sell-through, severe winter weather in late January and early February 2026 disrupted retail activity.
That said, from week eight onward, we saw steady improvement in purchasing patterns and exited the quarter on improved footing. Margins remained strong in the first quarter of 2026, reflecting proactive tariff management and operating efficiency. We are maintaining that focus, prioritizing cost control and advancing our portfolio optimization initiative, which we expect to support performance over time, while continuing to invest in innovation, deepen our connection with enthusiasts, and compete to gain share.
Strategically, we continued to execute against the framework established in 2025, centered on simplifying the portfolio, strengthening core franchises, and enhancing operating discipline. The acquisition of HRX, a targeted bolt-on that expands our racewear capabilities and deepens our European motorsports presence, marks the reengagement of our M&A strategy, and we remain focused on pursuing additional opportunities that meet our criteria. We believe that the actions we have taken over the past year position us to improve execution and strengthen the business over time.”

Jesse Weaver, Chief Financial Officer of Holley, added, “Early trends in the second quarter indicate healthier inventory levels at our distribution partners and improving order activity, which we believe position us better for the balance of the year. Through our portfolio optimization initiative, we are exiting non-core, low- to no-profit businesses while reinvesting in targeted M&A, as reflected in our acquisition of HRX. Although these portfolio adjustments reduce our full-year revenue outlook by $15 million, our outlook for the core business remains intact, and we expect the net impact on Adjusted EBITDA from the portfolio optimization to be slightly positive. At the same time, our portfolio adjustments are expected to reduce SKUs by more than 11,000, lower operating complexity, improve working capital efficiency, and generate more than $15 million in incremental cash. Taken together, these actions are expected to improve the quality of our portfolio and support our decision to maintain our full-year Adjusted EBITDA outlook."
Strategic Business Highlights
•Exited Q1 with momentum from week 8 as weather improved and inventory normalized.
•Growth in three of four divisions and across 12 brands across DTC and B2B channels.
•Delivered $6.5 million in Q1 cost savings from purchasing, tariffs, and operations.
•Advanced cost and complexity reduction, including site consolidation and closures.
•Expecting portfolio rebalancing to generate >$15 million to reinvest in growth
•HRX acquisition strengthens Safety and Racing and expands European presence.
•Free Cash Flow improvement of $4.5 million compared to same period last year.

Outlook
**For the year ended December 31, 2026, core business revenue guidance remains unchanged while we are updating full-year guidance to reflect an anticipated $15 million adjustment to net sales as a result of our planned portfolio optimization efforts:

Metric	Original Full Year 2026 Outlook	Current Full Year 2026 Outlook
Net Sales Core Business Growth Rate %[1]	$625 - $655 million ~2% to ~7%	$610 - $640 million ~2% to ~7%
Adjusted EBITDA*	$127 - $137 million	$127 - $137 million
Capital Expenditures	$15 - $20 million	$15 - $20 million
Depreciation and Amortization Expense	$24 - $26 million	$24 - $26 million
Interest Expense (excluding collar revaluation)	$42 - $47 million	$42 - $47 million
1) Core Business Growth Rate, introduced this quarter, excludes impact from Portfolio Optimization Adjusted anticipated for 2026.
* Holley is not providing reconciliations of forward-looking full year 2026 Adjusted EBITDA outlook because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide these forward-looking reconciliations without unreasonable effort. Accordingly, Holley is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.
Holley notes that its outlook for the year-ended December 31, 2026 may vary due to changes in assumptions or market conditions and other factors described below under “Forward-Looking Statements.”
Conference Call
A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13759753.

For those unable to participate, a telephone replay recording will be available until Wednesday, May 13, 2026. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13759753. A web-based archive of the conference call will also be available on the Company’s website.
Additional Financial Information
The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.
About Holley Performance Brands
Holley Performance Brands (NYSE: HLLY) leads in the design, manufacturing and marketing of high-performance products for automotive enthusiasts. The company owns and manages a portfolio of iconic brands, catering to a diverse community of enthusiasts passionate about the customization and performance of their vehicles. Holley Performance Brands distinguishes itself through a strategic focus on four consumer vertical groupings, including American Performance, Modern Truck & Off-Road, Euro & Import, and Safety & Racing, ensuring a wide-ranging impact across the automotive aftermarket industry. Renowned for its innovative approach and strategic acquisitions, Holley Performance Brands is committed to enhancing the enthusiast experience and driving growth through innovation. For more information on Holley Performance Brands and its dedication to automotive excellence, visit https://www.holley.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, along with statements regarding the impact of portfolio optimization efforts and organizational changes, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) Holley’s ability to execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business; 2) Holley’s ability to compete effectively in our market; 3) Holley’s ability to successfully design, develop, and market new, effective, and safe products and platforms; 4) Holley’s ability to respond to changes in vehicle ownership and type; 5) Holley’s ability to maintain and strengthen demand for our products; 6) Holley’s ability to grow and effectively manage our growth; 7) Holley’s ability to attract new customers in a cost-effective manner and to expand into additional consumer markets; 8) Holley’s ability to successfully integrate acquisitions or achieve the expected synergies from such acquisitions; 9) Holley’s ability to maintain relationships with customers and suppliers; 10) Holley’s ability to retain our management and key employees; 11) costs related to Holley being a public company; 12) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 13) changes in applicable laws or regulations; 14) the outcome of any legal proceedings that have been or may be instituted against Holley; 15) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); 16) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 17) Holley’s estimates of its financial performance (e.g., the successful execution of cost saving initiatives); 18) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; 19) Holley’s ability to anticipate, manage, and mitigate the impact of changing trade policies, including tariffs; 20) disruptions and costs associated with doing business in certain countries; 21) Holley’s ability to adopt and react to risks posed by new technology; 22) inability to predict how products will ultimately be used; 23) Holley's ability to anticipate and manage through the impact of elevated interest rate levels, which cause the cost of capital to increase, as well as respond to inflationary pressures and trade restrictions, including tariffs; and 24) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2026, and disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.
Investor Relations Contacts:
Anthony Rozmus / Jenna Kozlowski
Solebury Strategic Communications
203-428-3324
holley@soleburystrat.com
Media Relations Contacts:
Jordan Moore, jmoore@tinymightyco.com/ Sydney Goggans, sgoggans@tinymightyco.com
Tiny Mighty Communications
615-454-2913
[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	March 29,	March 30,	Variance	Variance
	2026	2025	($)	(%)
Net sales	$147,330	$153,044	$(5,714)	-3.7%
Cost of goods sold	86,594	88,956	(2,362)	-2.7%
Gross profit	60,736	64,088	(3,352)	-5.2%
Selling, general, and administrative	35,402	36,699	(1,297)	-3.5%
Research and development costs	3,996	4,093	(97)	-2.4%
Amortization of intangible assets	3,427	3,532	(105)	-3.0%
Restructuring costs	875	463	412	89.0%
Other operating income, net	(472)	(42)	(430)	nm
Total operating expense	43,228	44,745	(1,517)	-3.4%
Operating income	17,508	19,343	(1,835)	-9.5%
Change in fair value of warrant liability	(1,031)	(73)	(958)	nm
Change in fair value of earn-out liability	(514)	(185)	(329)	nm
Interest expense, net	9,917	15,708	(5,791)	-36.9%
Total non-operating expense	8,372	15,450	(7,078)	-45.8%
Income before income taxes	9,136	3,893	5,243	134.7%
Income tax expense	1,879	1,076	803	nm
Net income	$7,257	$2,817	$4,440	157.6%
Comprehensive income:
Foreign currency translation adjustment	(956)	(285)	(671)	235.5%
Total comprehensive income	$6,301	$2,532	$3,769	148.8%
Common Share Data:
Basic net income per share	$0.06	$0.02	$0.04	155.5%
Diluted net income per share	$0.06	$0.02	$0.04	152.4%
Weighted average common shares outstanding - basic	119,807	118,845	962	0.8%
Weighted average common shares outstanding - diluted	122,005	119,559	2,446	2.0%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	March 29, 2026	December 31, 2025
Assets
Cash and cash equivalents	$33,066	$37,231
Accounts receivable, less allowance for credit losses of $2,136 and $1,856, respectively	59,075	57,895
Inventory	210,513	205,661
Prepaids and other current assets	15,269	15,374
Total current assets	317,923	316,161
Property, plant, and equipment, net	46,466	45,127
Goodwill	375,025	372,340
Other intangibles assets, net	396,922	396,910
Right-of-use assets	42,473	33,415
Total assets	$1,178,809	$1,163,953

Liabilities and Stockholders’ Equity
Accounts payable	$50,782	$60,121
Accrued liabilities	39,078	48,316
Accrued interest	3,879	115
Current portion of long-term debt	6,571	6,571
Total current liabilities	100,310	115,123
Long-term debt, net of current portion	530,825	516,078
Warrant liability	993	2,024
Earn-out liability	1,531	2,045
Deferred taxes	47,981	46,540
Other noncurrent liabilities	41,208	33,218
Total liabilities	722,848	715,028

Common stock	12	12
Additional paid-in capital	385,608	384,873
Accumulated other comprehensive income (loss)	(836)	120
Retained earnings	71,177	63,920
Total stockholders' equity	455,961	448,925
Total liabilities and stockholders' equity	$1,178,809	$1,163,953

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	March 29, 2026	March 30, 2025
Operating Activities
Net income	$7,257	$2,817
Adjustments to reconcile to net cash	8,768	14,460
Changes in operating assets and liabilities	(18,882)	(25,127)
Net cash used in operating activities	(2,857)	(7,850)

Investing Activities
Capital expenditures, net of dispositions	(3,471)	(2,980)
Acquisition of license agreement	(3,570)	(4,760)
Business acquisition, net of cash acquired	(2,776)	—
Net cash used in investing activities	(9,817)	(7,740)

Financing Activities
Net change in debt	10,000	(1,776)
Payments from stock-based award activities	(996)	(594)
Net cash provided by (used in) financing activities	9,004	(2,370)

Effect of foreign currency rate fluctuations on cash	(495)	941

Net change in cash and cash equivalents	(4,165)	(17,019)

Cash and Cash Equivalents
Beginning of period	37,231	56,087
End of period	$33,066	$39,068

We present certain information with respect to EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow as supplemental measures of our operating performance and believe that such non-GAAP financial measures are useful to investors in evaluating our financial performance and in comparing our financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. We believe that the presentation of these non-GAAP financial measures enhances the usefulness of our financial information by presenting measures that management uses internally to establish forecasts, budgets, and operational goals to manage and monitor our business. We believe that these non-GAAP financial measures help to depict a more realistic representation of the performance of our underlying business, enabling us to evaluate and plan more effectively for the future.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing our financial performance. These metrics should not be considered as alternatives to net income, gross profit, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.
We define EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, restructuring costs, which includes operational restructuring and integration activities, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; gain or loss on the early extinguishment of debt; notable items that we do not believe are reflective of our underlying operating performance, including litigation settlements and certain costs incurred for advisory services related to identifying performance initiatives; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	March 29, 2026	March 30, 2025
Net Income	$7,257	$2,817
Adjustments:
Interest expense, net	9,917	15,708
Income tax expense	1,879	1,076
Depreciation	2,524	2,299
Amortization	3,427	3,532
EBITDA	25,004	25,432
Restructuring costs	875	463
Change in fair value of warrant liability	(1,031)	(73)
Change in fair value of earn-out liability	(514)	(185)
Equity-based compensation expense	1,731	1,495
Notable items	1,728	200
Other expense	(472)	(42)
Adjusted EBITDA	$27,321	$27,290
Net Sales	$147,330	$153,044
Net income margin	4.9%	1.8%
Adjusted EBITDA Margin	18.5%	17.8%

We define the Bank-adjusted EBITDA Leverage Ratio as Net Debt divided by our Bank-adjusted EBITDA for the trailing twelve-month ("TTM") period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

	TTM March 29, 2026	December 31, 2025
Net Income	$23,615	$19,175
Adjustments:
Interest expense, net	46,042	51,833
Income tax expense	10,261	9,458
Depreciation	9,929	9,704
Amortization	13,673	13,778
EBITDA	103,520	103,948
Change in fair value of warrant liability	253	1,211
Change in fair value of earn-out liability	568	897
Equity-based compensation expense	8,399	8,163
Loss on early extinguishment of debt	(93)	(93)
Restructuring costs	3,315	2,903
Notable items	6,410	4,882
Other expense	1,680	2,110
Adjusted EBITDA	124,052	124,021
Additional permitted charges	8,971	7,265
Adjusted EBITDA per Credit Agreement	$133,023	$131,286
Total debt	$543,690	$529,557
Less: permitted cash and cash equivalents	33,066	37,231
Net indebtedness per Credit Agreement	$510,624	$492,326
Bank-adjusted EBITDA Leverage Ratio	3.84 x	3.75 x

We define Adjusted Net Income as earnings excluding the after-tax effect of changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability, write-downs of assets held-for-sale, and gain or loss on the early extinguishment of debt. We define Adjusted Diluted EPS as Adjusted Net Income on a per share basis. Management uses these measures to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. We believe that using this information, along with net income and net income per diluted share, provides for a more complete analysis of the results of operations.

	For the thirteen weeks ended
	March 29, 2026	March 30, 2025
Net Income	$7,257	$2,817
Special items:
Adjust for: change in fair value of warrant liability	(1,031)	(73)
Adjust for: change in fair value of earn-out liability	(514)	(185)
Adjusted Net Income	$5,712	$2,559

	For the thirteen weeks ended
	March 29, 2026	March 30, 2025
Net Income per Diluted Share	$0.06	$0.02
Special items:
Adjust for: change in fair value of warrant liability	(0.01)	-
Adjusted Diluted EPS	$0.05	$0.02

We define Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand our performance and results of cash generation after making capital investments required to support ongoing business operations.

	For the thirteen weeks ended
	March 29, 2026	March 30, 2025
Net Cash Used in Operating Activities	$(2,857)	$(7,850)
Capital expenditures, net of dispositions	(3,471)	(2,980)
Free Cash Flow	$(6,328)	$(10,830)